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                                                                   EXHIBIT 5.1

                                October 5, 1999

Santa Barbara Restaurant Group, Inc.
360 South Hope Street, Suite 1600
Santa Barbara, California  93105

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement") being filed by Santa Barbara Restaurant Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,998,377 shares of the Company's common stock, $0.08 par value ("Common Stock"). The number of shares registered includes 3,000,000 shares issued in connection with the merger of La Salsa Holding Co., Inc. (the "Merger"), 1,500,000 shares issued upon conversion of $6,000,000 of the Company's convertible promissory notes issued in connection with the Merger, and 500,000 shares issuable upon exercise of warrants issued in connection with the Merger. The number of shares registered also includes 998,377 shares issued to KCC Delaware Company on March 30, 1999. The shares of Common Stock may be offered for resale from time to time by and for the account of the Selling Stockholders of the Company as named in the Registration Statement.

        We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

        Based on the foregoing, it is our opinion that 5,998,377 shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           STRADLING YOCCA CARLSON & RAUTH

                                           /s/ Stradling Yocca Carlson & Rauth